AMENDED AND RESTATED

SCHEDULE A

DATED JUNE 17, 2014

TO THE

INVESTMENT ADVISORY AGREEMENT DATED DECEMBER 30, 2010

BETWEEN

EQUINOX FUNDS TRUST AND EQUINOX FUND MANAGEMENT, LLC

Series of Equinox Funds Trust	Effective Date of Board Approval	Agreement Execution Date with respect to a Fund*

Equinox Chesapeake Strategy Fund	August 8, 2011	April 19, 2012

Equinox Crabel Strategy Fund	August 8, 2011	April 19, 2012

Equinox Campbell Strategy Fund	November 16, 2012	March 1, 2013

Equinox Quest Tracker Index Fund	August 21, 2013	TBD

Equinox BH-DG Strategy Fund	August 21, 2013	December 31, 2013

Equinox BlueCrest Systematic Macro Fund	May 14, 2014	June 17, 2014

*Execution	date of initial consent of sole shareholder

EQUINOX FUNDS TRUST

By:	/s/ Robert J. Enck
Name:	Robert J. Enck
Title:	President

EQUINOX FUND MANAGEMENT, LLC

By:	/s/ Robert J. Enck
Name:	Robert J. Enck
Title:	President & CEO

AMENDED AND RESTATED

SCHEDULE B

DATED JUNE 17, 2014
TO THE

INVESTMENT ADVISORY AGREEMENT DATED DECEMBER 30, 2010

BETWEEN

EQUINOX FUNDS TRUST AND EQUINOX FUND MANAGEMENT, LLC

Investment Advisory Fee Schedule

Fund	Annual Fee as a Percentage of Fund’s Average Daily Net Assets	Effective Date of Board Approval	Agreement Execution Date with respect to a Fund*

Equinox Chesapeake Strategy Fund	0.75% (75 basis points)	August 8, 2011	April 19, 2012

Equinox Crabel Strategy Fund	0.75% (75 basis points)	August 8, 2011	April 19, 2012

Equinox Campbell Strategy Fund	0.75% (75 basis points)	November 16, 2012	March 1, 2013

Equinox Quest Tracker Index Fund	0.75% (75 basis points)	August 21, 2013	TBD

Equinox BH-DG Strategy Fund	0.75% (75 basis points)	August 21, 2013	December 31, 2013

Equinox BlueCrest Systematic Macro Fund	0.64% (64 basis points)	May 14, 2014	June 17, 2014

*Execution	date of initial consent of sole shareholder

EQUINOX FUNDS TRUST

By:	/s/ Robert J. Enck
Name:	Robert J. Enck
Title:	President

EQUINOX FUND MANAGEMENT, LLC

By:	/s/ Robert J. Enck
Name:	Robert J. Enck
Title:	President & CEO